EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Second-Quarter Financial Results Exceed Expectations
Reaffirms Full-Year 2015 Financial Expectations

BEDFORD, Mass., July 21, 2015 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the second quarter ended June 27, 2015.

“Our second quarter results exceeded our expectations. Home Robot revenue was up slightly over last year while Defense & Security revenue more than doubled. Incremental marketing investments we made in the United States and overseas have successfully driven sell-through that we expect to result in second half replenishment orders,” said Colin Angle, chairman and chief executive officer of iRobot.

“Based on our Q2 results and our outlook for the rest of 2015, we are reaffirming our full year expectations. Although Q2 was above expectations, this was primarily due to timing. Predicting individual quarterly results is challenging, but our over performance in Q2 alleviates some pressure on the second-half ramp. We continue to expect 2015 revenue of $625 to $635 million, driven by Home Robot growth, EPS of between $1.25 and $1.35 and Adjusted EBITDA of $85 to $90 million, or roughly 14% of revenue. These expectations continue to reflect our confidence that Home Robot revenue will grow 11-13% for the full year. We expect all three regions to grow year over year, driven by strong performance in the United States and China.

“It is always difficult to predict the revenue split between Q3 and Q4 due to the timing and shipment of Home Robot products for the holiday season and the inherent lumpiness in our D&S business. This year we expect second-half revenue to be lower in Q3 and higher in Q4, consistent with last year.”

Financial Results

•
Revenue for the second quarter of 2015 was $148.8 million, compared with $139.8 million for the same quarter one year ago. Revenue for the first half of 2015 was $266.7 million, compared with $254.0 million last year.

•
Net income in the second quarter of 2015 was $7.3 million, compared with $8.5 million in the second quarter of 2014. For the first half of 2015, net income was $12.0 million, compared with $13.8 million a year ago.

•
Quarterly earnings per share were $0.24 for the second quarter of 2015, compared with $0.28 in the second quarter last year. First-half earnings per share were $0.40, compared with $0.46 in 2014. Q2 2014 EPS and first-half 2014 EPS included a $0.07 benefit resulting from the release of a valuation allowance relating to certain tax attributes associated with our acquisition of Evolution Robotics.

•
Adjusted EBITDA for the second quarter of 2015 was $17.8 million, compared with $16.2 million in the second quarter of 2014. For the first half of 2015, Adjusted EBITDA was $30.9 million, compared with $30.4 million a year ago.

Business Highlights

•	In the U.S., Home Robot revenue grew 24% year over year driven by sales of Roomba 800, which were slightly higher than expected.

•	Internationally, Home Robot revenue in China was up 60% in Q2 2015 over Q2 2014, partially offsetting the expected quarter-on-quarter declines in Japan and EMEA.

•	Defense & Security revenues grew more than 100% over last year, due to the delivery of robots and spares under the Canadian contract awarded in Q3 2014.

•
iRobot recently announced that Tim Saeger will join iRobot as SVP, Engineering. Formerly VP and GM of Home Entertainment at Bose, he was responsible for all aspects of product and technology development. Tim’s expertise will help the company continue to build upon its world-class consumer technology Home Robot organization as well as the design and development of technology and products across the company.

Financial Expectations

Management provides the following expectations with respect to the third quarter ending September 26, 2015 and fiscal year ending January 2, 2016.

Q3 2015:
Revenue	$143 - $146 million
Earnings Per Share	$0.20 - $0.24
Adjusted EBITDA	$17 - $19 million

Fiscal Year 2015:
Revenue	$625 - $635 million
Earnings Per Share	$1.25 - $1.35
Adjusted EBITDA	$85 - $90 million

Second-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter 2015, business outlook, and outlook for third-quarter and fiscal year 2015 financial performance. Pertinent details include:

Date:	Wednesday, July 22, 2015
Time:	8:30 a.m. ET
Call-In Number:	847-619-6396
Passcode:	38036260

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5168627.

An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through July 29, and can be accessed by dialing 630-652-3042, passcode 38036260#.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, outlook for and future performance of our businesses, the impact of our marketing investments, the timing of orders for our robots, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2015 and the third quarter ending September 26, 2015. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Revenue	$148,788	$139,803	266,749	254,007
Cost of revenue	78,755	77,682	143,008	140,176
Gross margin	70,033	62,121	123,741	113,831
Operating expenses:
Research and development	18,732	17,245	37,764	34,179
Selling and marketing	27,329	23,535	41,517	38,067
General and administrative	12,905	11,666	25,494	23,930
Total operating expenses	58,966	52,446	104,775	96,176
Operating income	11,067	9,675	18,966	17,655
Other income (expense), net	(61)	92	(855)	(95)
Income before income taxes	11,006	9,767	18,111	17,560
Income tax expense	3,754	1,237	6,105	3,750
Net income	$7,252	$8,530	$12,006	$13,810

Net income per share
Basic	$0.24	$0.29	$0.40	$0.47
Diluted	$0.24	$0.28	$0.40	$0.46

Number of shares used in calculations per share
Basic	29,785	29,533	29,719	29,361
Diluted	30,268	30,129	30,283	30,122

Stock-based compensation included in above figures:
Cost of revenue	$177	$166	$392	$335
Research and development	942	828	1,774	1,559
Selling and marketing	306	203	615	541
General and administrative	2,030	1,950	3,781	3,790
Total	$3,455	$3,147	$6,562	$6,225

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 27, 2015	December 27, 2014

Assets
Cash and equivalents	$186,616	$185,957
Short term investments	37,227	36,166
Accounts receivable, net	65,593	71,056
Unbilled revenues	885	2,614
Inventory	45,977	47,857
Deferred tax assets	21,284	21,505
Other current assets	10,491	9,704
Total current assets	368,073	374,859
Property, plant and equipment, net	29,826	31,297
Deferred tax assets	8,314	8,409
Goodwill	48,751	48,751
Intangible assets, net	17,401	19,146
Other assets	11,766	10,751
Total assets	$484,131	$493,213

Liabilities and stockholders' equity
Accounts payable	$46,167	$60,256
Accrued expenses	15,604	18,701
Accrued compensation	11,419	16,235
Deferred revenue and customer advances	2,115	3,849
Total current liabilities	75,305	99,041
Long term liabilities	3,370	3,736
Stockholders' equity	405,456	390,436
Total liabilities and stockholders' equity	$484,131	$493,213

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	June 27, 2015	June 28, 2014
Cash flows from operating activities:
Net income	$12,006	$13,810
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,011	6,320
(Gain)/Loss on disposal of property and equipment	24	(10)
Stock-based compensation	6,562	6,225
Deferred income taxes, net	825	464
Tax benefit of excess stock based compensation deductions	(725)	(2,692)
Non-cash director deferred compensation	75	22
Changes in operating assets and liabilities — (use) source
Accounts receivable	5,463	(14,532)
Unbilled revenue	1,729	(6)
Inventory	1,723	(5,326)
Other assets	(787)	(9,853)
Accounts payable	(12,096)	6,966
Accrued expenses	(3,136)	2,133
Accrued compensation	(4,816)	(8,900)
Deferred revenue and customer advances	(1,734)	(2,034)
Change in long term liabilities	(366)	(384)
Net cash provided by (used in) operating activities	11,758	(7,797)

Cash flows from investing activities:
Purchase of property and equipment	(5,539)	(5,524)
Change in other assets	(1,015)	—
Purchases of investments	(14,180)	(20,714)
Sales of investments	13,000	7,500
Net cash used in investing activities	(7,734)	(18,738)

Cash flows from financing activities:
Proceeds from stock option exercises	2,102	7,651
Income tax withholding payment associated with restricted stock vesting	(1,268)	(1,494)
Stock repurchases	(4,924)	—
Tax benefit of excess stock based compensation deductions	725	2,692
Net cash provided by (used in) financing activities	(3,365)	8,849

Net increase (decrease) in cash and cash equivalents	659	(17,686)
Cash and cash equivalents, at beginning of period	185,957	165,404
Cash and cash equivalents, at end of period	$186,616	$147,718

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Revenue: *
Home Robots	$136,824	$133,235	$247,909	$241,270
Domestic	$52,178	$42,023	$92,805	$83,054
International	$84,646	$91,212	$155,104	$158,216

Defense & Security	$11,790	$5,100	$18,316	$10,701
Domestic	$2,408	$2,357	$6,261	$5,491
International	$9,382	$2,743	$12,055	$5,210

Product	$11,463	$5,097	$17,835	$10,688
Contract	$327	$3	$481	$13

Product Life Cycle	$3,380	$1,873	$8,108	$5,406

Gross Margin Percent:
Home Robots	51.1%	48.8%	51.1%	49.5%
Defense & Security	42.2%	36.7%	39.0%	36.9%
Total Company	47.1%	44.4%	46.4%	44.8%

Units shipped:
Home Robots *	592	565	1,083	1,030
Defense & Security	41	40	69	78

Average gross selling prices for robot units:
Home Robots	$246	$238	$243	$240
Defense & Security *	$197	$80	$141	$67

Defense & Security Funded Product Backlog *	$6,628	$20,882	$6,628	$20,882

Days sales outstanding	41	36	41	36

Days in inventory	53	60	53	60

Headcount	606	548	606	548

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net income	$7,252	$8,530	$12,006	$13,810

Interest income, net	(176)	(170)	(330)	(315)
Income tax expense	3,754	1,237	6,105	3,750
Depreciation	2,529	2,215	5,150	4,382
Amortization	921	963	1,861	1,938

EBITDA	14,280	12,775	24,792	23,565

Stock-based compensation expense	3,455	3,147	6,562	6,225
Merger and acquisition expense	—	—	—	—
Net intellectual property litigation expense	30	276	(480)	645
Restructuring expense	—	—	—	—

Adjusted EBITDA	$17,765	$16,198	$30,874	$30,435

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com